February 19, 2016

Dunham Funds

10251 Vista Sorrento Parkway, Suite 200

San Diego, CA 92121

Re: Dunham Funds - File Nos. 333-147999 and 811-22153

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 35 to the Dunham Funds Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 42 under the Securities Act of 1933 (Amendment No. 43 under the Investment Company Act of 1940) (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP